Exhibit 16.1

April 27, 2015

Securities and Exchange Commission

Washington, D.C. 20549

We have read the statements of Independence Energy Corp., pertaining to our firm included under Item 4.01 of Form 8-K dated April 21, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC